Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-126329, File No. 333-122509, File No. 333-103046, and File No. 333-72479) and in this Registration Statement on Form S-8 of our report dated December 13, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Landauer Inc.'s Annual Report on Form 10-K for the year ended September 30, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, IL
March 26, 2012